VALUATION POLICY

OF

INDEPENDENT FILM DEVELOPMENT CORPORATION

Section I

Statement of General Principles

This Statement of Policy describes the policies and procedures to which Independent Film Development Corporation (the “Corporation”), must conform in valuing its Loans and Investments and provides guidance as to the techniques and standards which are generally applicable to such valuations, for the purpose of providing personnel of the Corporation with clearly defined standards and understandable techniques in connection with the Corporation’s financial reporting to investors and the Securities and Exchange Commission.

Section II

Overall Guidelines

A. Definitions.

1. Asset Value means the amount that the board of directors of the Corporation has established as a current value in accordance with this Valuation Policy.

2. Marketable Securities means securities for which market quotations are readily available and the market is not "thin", either in absolute terms, or relative to the potentially saleable holdings of the Licensee and other investors with saleable blocks of such securities. These securities are valued as follows:

(a) For over-the-counter stocks, take the average of the bid price at the close for the valuation date and the preceding 2 days, taking into account the average trading volume of the stocks during the period and the nature of the stocks as free trading or restricted; and (b) for listed stocks, taking the average of the close for the valuation date and the preceding 2 days. This classification does not include securities which are subject to resale restrictions, either under securities laws or contractual agreements, although other securities of the same class may be freely marketable.

3. Other Securities means all Loans and Investments not defined in paragraph A.2 of this section II. Such securities will be valued at Asset Value. Most SBIC investments will fall in this classification.

4. Valuation Policy means this statement of policy of the Corporation.

B. Objective.

The goal of the Corporation's valuation process is to value its Loans and Investments. However, the very nature of its investments sometimes makes the determination of fair market value problematical. In most cases there is no market for the investment at the time of valuation. Therefore, except where market quotations are readily available and the markets are not "thin", the Board of Directors is necessarily responsible for determining in good faith the value of Loans and Investments. Determination of value will depend upon the circumstances in each case. No exact formula can be devised that will be generally applicable to the multitude of different valuation issues that will arise. This is especially true for periodic valuation updates of relatively new investments for which current results either exceed or do not meet the portfolio company's forecasts. A sound valuation should be based upon all of the relevant facts, with common sense and informed judgment influencing the process of weighing those facts and determining their significance in the aggregate.

C. General Considerations.

The Asset Value of Loans and Investments will depend upon the circumstances of each individual case and will be based upon the nature of the asset and the stage of a company's existence. In negotiating the terms and conditions of an investment with a portfolio company, the Corporation, in effect, establishes an initial valuation for the investment, which is cost. Cost will be the Asset Value until there is a basis to increase or decrease the valuation.

Unrealized appreciation should be recognized when warranted, but should be limited to those investments that have a sustained economic basis for an increase in value. Temporary market fluctuations or a temporary increase in earnings should not be the cause or sole reason for appreciation. Unrealized depreciation should be recorded when portfolio companies show sustained unfavorable financial performance. Continuous close scrutiny of Loans and Investments will provide insight into the business cycles and problems encountered by small business concerns. This insight will allow the Corporation to differentiate between a temporary downturn or setback and a long-term problem indicating a measurable decline in Asset Value.

When a decline in Asset Value appears permanent, a complete or partial write-off of the asset (i.e., recording a realized loss rather than unrealized depreciation) should occur. Some of the more obvious indications of permanent impairment of an investment include the termination of business operations or a petition for bankruptcy protection or liquidation. Less obvious situations may include the loss of major revenue accounts, the shutdown of a critical distribution channel, an adverse legal or regulatory ruling, or the expiration of a priority claim on collateral in a distressed Portfolio concern. These and other possible circumstances should be assessed on a case-by-case basis, with supporting documentation on file.

D. Valuation Responsibility

The Board of Directors of the Corporation have the sole responsibility for adopting a Valuation Policy and for using it to prepare valuations of the Corporation’s Loans and Investments.

In determining Asset Value, the members of the Board of Directors must satisfy themselves that all appropriate factors relevant to a good faith valuation have been considered and that the methods used are reasonable and prudent and are consistently applied. Although the members of the Board of Directors have the ultimate responsibility for determining Asset Value, they may appoint management or other persons to assist them in such determinations and to provide supporting data and make the necessary calculations pursuant to the Board's direction. It is essential that a careful, conservative, yet realistic approach be taken by the Corporation in determining the Asset Value of each Loan and Investment.

As part of the annual audit of the Corporation's financial statements, the Corporation's independent public accountant should review the Corporation's valuation procedures and implementation of such procedures including adequacy of documentation; provided, however, that only valuations performed as of the fiscal year-end need to be reviewed by the Corporation's independent public accountant.

E. Frequency of Valuation.

As a general rule, Loans and Investments must be valued individually and in the aggregate by the Board of Directors at least quarterly. On a case-by-case basis, the Board of Directors may decide that valuations be made more frequently.

Since the valuations will only be as sound as the timeliness of the financial information upon which they are based, the Corporation must obtain financial statements from portfolio concerns on a regular basis. Monthly financial statements are normally appropriate.

Section III

Statement of Policy

A. General.

1. The members of the Board of Directors have sole responsibility for determining the Asset Value of each of the Loans and Investments and of the portfolio in the aggregate.

2. Loans and Investments will be valued individually and in the aggregate at least quarterly.  Fiscal year-end valuations shall be reviewed by the Corporation’s independent public accountant.

3. This Valuation Policy is intended to provide a consistent, conservative basis for establishing the Asset Value of the portfolio. The Policy presumes that Loans and Investments are acquired with the intent that they are to be held until maturity or disposed of in the ordinary course of business.

B. Interest-Bearing Securities.

1. Loans will be valued in an amount not greater than cost, with Unrealized Depreciation being recognized when value is impaired. The valuation of loans and associated interest receivable on interest-bearing securities should reflect the portfolio concern's current and projected financial condition and operating results, its payment history and its ability to generate sufficient cash flow to make payments when due.

2. When a valuation relies more heavily on asset versus earnings approaches, additional criteria should include the seniority of the debt, the nature of any pledged collateral, the extent to which the security interest is perfected, the net liquidation value of tangible business assets, and the personal integrity and overall financial standing of the portfolio concern’s management. In those instances where a loan valuation is based on an analysis of certain collateralized assets of a business or assets outside the business, the valuation should, at a minimum, consider the net liquidation value of the collateral after reasonable selling expenses. Under no circumstances, however, shall a valuation based on the underlying collateral be considered as justification for any type of loan appreciation.

3. Appropriate unrealized depreciation on past due interest which is converted into a security (or added to an existing security) should be recognized when collection is doubtful. Collection is presumed to be in doubt when one or both of the following conditions occur: (i) interest payments are more than 120 days past due; or (ii) the portfolio concern is in bankruptcy, insolvent, or there is substantial doubt about its ability to continue as a going concern.

4. The carrying value of interest-bearing securities will not be adjusted for changes in interest rates.

5. The valuation of convertible debt may be adjusted to reflect the value of the underlying equity security net of the conversion price.

C. Equity Securities - Private Companies.

1. Investment cost is presumed to represent value except as indicated elsewhere in these guidelines.

2. Valuation should be reduced if a company's performance and potential have significantly deteriorated. If the factors which led to the reduction in valuation are overcome, the valuation may be restored.

3. The anticipated pricing of a portfolio concern's future equity financing should be considered as a basis for recognizing Unrealized Depreciation, but not for Unrealized Appreciation. If it appears likely that equity will be sold in the foreseeable future at a price below the Licensee's current valuation, then that prospective offering price should be weighed in the valuation process.

4. Valuation should be adjusted to a subsequent significant equity financing that includes a meaningful portion of the financing by a sophisticated, unrelated new investor. A subsequent significant equity financing that includes substantially the same group of investors as the prior financing should generally not be the basis for an adjustment in valuation. A financing at a lower price by a sophisticated new investor should cause a reduction in value of prior securities.

5. If substantially all of a significant equity financing is invested by an investor whose objectives are in large part strategic, or if the financing is led by such an investor, it is generally presumed that no more than 50 percent of the increase in investment price compared to the prior significant equity financing is attributable to an increased valuation of the company.

6. Where a company has been self-financing and has had positive cash flow from operations for at least the past 2 fiscal years, Asset Value may be increased based on a very conservative financial measure regarding P/E ratios or cash flow multiples, or other appropriate financial measures of similar publicly-traded companies, discounted for illiquidity. Should the chosen valuation cease to be meaningful, the valuation may be restored to a cost basis, or in the event of significant deterioration in performance or potential, to a valuation below cost to reflect impairment.

7. With respect to portfolio companies that are likely to face bankruptcy or discontinue operations for some other reason, liquidating value may be employed. This value may be determined by estimating the realizable value (often through professional appraisals or firm offers to purchase) of all assets and then subtracting all liabilities and all associated liquidation costs.

8. Warrants should be valued at the excess of the value of the underlying security over the exercise price.

      a. Valuation of debt with detachable warrants can be done similarly to convertible debt by treating the debt and warrants as a unit, or, alternatively, the debt can be valued on its own basis as a debt instrument, and the warrants separately. If the warrants are valued separately, the following factors must be taken into account:

(1) Current value of issued shares.

(2) The differential between the exercise price and the underlying share values if the current share values are higher than the exercise price.

(3) Time until expiration dates are reached or dates of changes in terms of exercise prices.

(4) Number of shares into which the warrants are exercisable on various dates.

(5) Restrictions on sale of the underlying stock.

(6) Restrictions on the transferability of the warrants.

(7) Registration rights for the warrants or the underlying shares.

(8) Financial ability of the Corporation to perform the exercise of its rights or to sell its warrants.

(9) The ultimate desirability, if any, of exercising the rights given by the warrants.

D. Equity Securities - Public Companies.

1. Public securities should be valued as follows: (a) For over-the-counter stocks, take the average of the bid price at the close for the valuation date and the preceding 2 days, and (b) for listed stocks, take the average of the close for the valuation date and the preceding 2 days.

2. The valuation of public securities that are restricted should be discounted appropriately until the securities may be freely traded. Such discounts typically range from 20 percent to 40 percent, but the discounts can be more or less, depending upon the resale restrictions under securities laws or contractual agreements.

3. When the number of shares held is substantial in relation to the average daily trading volume, the valuation should be discounted by at least 40 percent.

Enacted April 16, 2008                INDEPENDENT FILM DEVELOPMENT CORPORATION – VALUATION POLICY              Page # of 4